UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2017

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)         (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 20, 2017, India Globalization Capital, Inc. (NYSE MKT: IGC) received notice that NYSE MKT LLC (the “Exchange”) has accepted the Company’s plan to regain compliance with the Exchange's continued listing standards.

As previously reported on Form 8-K filed on April 4, 2017, the Company was notified by the Exchange that it was not in compliance with Section 704 of the Company Guide. Specifically, the Company failed to hold an annual meeting of its stockholders for fiscal year ended March 31, 2016. On April 10, 2017, the Company submitted a plan to the Exchange to provide for the holding of a meeting of stockholders as promptly as practicable after the filing of the Form 10-K for fiscal 2017 and before October 16, 2017.

After review of our plan, the Exchange determined that we made a reasonable demonstration of an ability to regain compliance with the continued listing standards and they therefore granted us an extension to regain compliance with Section 704 by October 16, 2017.  Pursuant to the extension, we must continue to provide the Exchange with updates regarding the initiatives set forth in the plan and the Exchange will periodically review our company to determine our progress and compliance with the plan.  If the Exchange does not believe that we are progressing as set forth in the plan or if we do not regain compliance by October 16, 2017, it may initiate delisting proceedings as appropriate.

The notice has no immediate impact on the listing of the Company's common stock, which will continue to trade on the NYSE MKT exchange under the symbol "IGC.BC" subject to periodic review by the Exchange and pursuant to an extension during the plan period.
A copy of the press release issued by the Company on April 21, 2017, regarding the notice from the NYSE is filed as Exhibit 99.1 to this Form 8-K. and is incorporated by reference into this Item 3.01 in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d)                     Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit
Number                 Exhibit Description
99.1                         Press release issued by India Globalization Capital, Inc. on April 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

India Globalization Capital, Inc.

Date: April 21, 2017	By:	/s/ John Cherin
John Cherin
Chief Financial Officer, Treasurer, and Principal Accounting Officer

Exhibit Index

99.1	Press Release dated April 21, 2017.